Exhibit 5.1

July 27, 2012 Pike Electric Corporation 100 Pike Way Mount Airy, NC 27030 Re: Registration Statement on Form S-3 Ladies and Gentlemen:

We have acted as counsel to Pike Electric Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of the following securities:

(1)	shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

(2)	shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”);

(3)	the Company’s debt securities, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(4)	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and

(5)	units composed of any combination of Common Stock, Preferred Stock, Debt Securities or Warrants (the “Units”).

The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.” The maximum public offering price of the Securities being registered is $250,000,000.

This opinion letter is being delivered at your request in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the prospectus included in the Registration Statement to which this opinion is attached as Exhibit 5.1 (the “Prospectus”); (iii) the Certificate of Incorporation of the Company dated July 1, 2005 (the “Certificate of Incorporation”); (iv) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (v) an action by unanimous written consent of the Board of Directors of the Company (the “Board of Directors”) related to the registration of the Securities and related matters; (vi) the

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form of the Senior Indenture filed as Exhibit 4.6 to the Registration Statement; and (vii) the form of the Subordinated Indenture filed as Exhibit 4.7 to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, and have considered such matters of law and fact, in each case as we have deemed appropriate to render the opinions contained herein. We have not independently investigated or established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to (i) the federal laws of the United States; (ii) the General Corporation Law of the State of Delaware (the “DGCL”); and (iii) solely in connection with the opinions given in numbered paragraphs 3 and 4 below, the law of the State of New York, each as in effect on the date hereof, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof or for any other reason.

Based on and subject to the foregoing, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) in the case of shares of Securities consisting of shares of Common Stock or Preferred Stock or which provide for the issuance of such shares upon conversion, exchange, redemption or exercise, at the time of the issuance thereof, there will be a sufficient number of shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise issued or reserved for issuance; and the purchase price for such shares payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) the Board of Directors, or any duly authorized committee thereof, shall not have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (vi) the Company shall remain at all times a corporation incorporated under the laws of the State of Delaware; and (vii) the additional qualifications and other matters set forth below, it is our opinion that:

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1.        When (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, so as not to violate the Certificate of Incorporation, the Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) certificates representing the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Common Stock will be legally issued, fully paid and non-assessable.

2.        Assuming the terms of such Preferred Stock have been duly established so as not to violate the Certificate of Incorporation, the Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation, as it may be amended from time to time hereafter, and the terms of the Preferred Stock and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) either a Certificate of Amendment of the Company’s Certificate of Incorporation or a Certificate of Designation, in either case, fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL and upon payment in full of any filing fees attendant thereto; and (iii) certificates representing the shares of the Preferred Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the corresponding Certificate of Amendment of the Company’s Certificate of Incorporation or a Certificate of Designation, as applicable, and any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Preferred Stock will be legally issued, fully paid and non-assessable.

3.        Assuming the terms of such Senior Debt Securities have been duly established in accordance with the senior indenture pursuant to which the Senior Debt Securities are to be issued, which is substantially in the form of the Senior Indenture filed as Exhibit 4.6 to the Registration Statement (together with any applicable supplement thereto, the “Senior Indenture”), and so as not to violate the Certificate of Incorporation, the Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Senior Indenture and the Senior Debt Securities, and the issuance and sale of the Senior Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Senior Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Senior Debt Securities (the “Senior Debt Trustee”) and constitutes the legally binding obligation of the Senior Debt Trustee; (iii) the Senior Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Senior

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Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; and (iv) the Senior Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Senior Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.        Assuming the terms of such Subordinated Debt Securities have been duly established in accordance with the subordinated indenture pursuant to which the Subordinated Debt Securities are to be issued, which is substantially in the form of the Subordinated Indenture filed as Exhibit 4.7 to the Registration Statement (together with any applicable supplement thereto, the “Subordinated Indenture”), and so as not to violate the Certificate of Incorporation, the Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Subordinated Indenture and the Subordinated Debt Securities, and the issuance and sale of the Subordinated Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Subordinated Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Subordinated Debt Securities (the “Subordinated Debt Trustee”) and constitutes the legally binding obligation of the Subordinated Debt Trustee; (iii) the Subordinated Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Subordinated Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; and (iv) the Subordinated Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Subordinated Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.        Assuming the terms of such Warrants have been duly established in accordance with the applicable warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) so as not to violate the Certificate of Incorporation, the Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and such warrant agent as shall have been appointed by the Company with respect thereto; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company,

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upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.        Assuming that (A) the combination of the Securities of which such Units consist has been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, (B) the terms of such Units have been duly established in accordance with the applicable agreement pursuant to which such Units are to be issued (the “Unit Agreement”) so as not to violate the Certificate of Incorporation, the Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (C) any Warrants that form a part of such Units constitute binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraph 5 above, and (D) any debt obligations, including any U.S. Treasury Securities, of third parties that form a part of such Units have been duly authorized, executed, authenticated (if required), issued and delivered in accordance with their respective terms, when (i) the terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and such purchase unit agent as shall be appointed by the Company with respect thereto; and (iii) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.        If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized and approved as provided in numbered paragraphs 1 through 6 above, as the case may be; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate the Certificate of Incorporation, the Bylaws or any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, (X) to the extent the relevant Issuable Securities are Common Stock or Preferred Stock, such Issuable Securities will be legally issued, fully paid and non-assessable and (Y) to the extent the relevant Issuable Securities are Debt Securities, Warrants or Units, such Issuable Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

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The opinions set forth above are subject to the following:

(A)        bankruptcy, insolvency, reorganization, receivership, moratorium and other laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally;

(B)        the exercise of judicial discretion in accordance with general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and

(C)        the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ Moore & Van Allen PLLC

Moore & Van Allen PLLC